Amendment No. 3 to Participation Agreement

Among

Pacific Life Insurance Company

PIMCO Variable Insurance Trust, and

PIMCO Investments LLC

Pacific Life Insurance Company (the “Company”), on its behalf and on behalf of certain Accounts of the Company, PIMCO Variable Insurance Trust (the “Fund”), and PIMCO Investments LLC (the “Underwriter”), have previously entered into a Participation Agreement dated May 1, 2010, as amended (the “Agreement”).  The parties now desire to further amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement, as amended, shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                      Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

2.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused the Amendment to be executed and effective as of May 1st, 2019.

PACIFIC LIFE INSURANCE COMPANY:

By its authorized officer

	By:	/s/ JOSE T. MISCOLTA
	Name:	Jose T. Miscolta
	Title:	Assistant Vice President

	Attest:	/s/ BRANDON J. CAGE
Brandon J. Cage
Assistant Secretary

PIMCO VARIABLE INSURANCE TRUST:

By its authorized officer

	By:	/s/ PETER STERLOW
	Name:	Peter Strelow
	Title:	President

PIMCO INVESTMENTS LLC

By its authorized officer

	By:	/s/ ERIC MOGLEOF
	Name:	Eric Mogelof
	Title:	Chairman

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

International Bond Portfolio (Unhedged)

International Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Opportunities Portfolio (Unhedged)

Global Multi-Asset Portfolio

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Institutional Class Shares

All Asset Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

International Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Opportunities Portfolio (Unhedged)

Global Multi-Asset Portfolio

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Advisor Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

International Bond Portfolio (Unhedged)

Global Bond Opportunities Portfolio (Unhedged)

Global Multi-Asset Portfolio

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Class M Shares

All Asset Portfolio

All Asset All Authority Portfolio

The terms “Segregated Asset Accounts”  and “Contracts” of the Company include any existing Segregated Asset Accounts and Contracts (as listed below) as well as any Segregated Asset Accounts and/or Contracts created subsequent to the date hereof, that offer Designated Portfolios.

Segregated Asset Accounts:

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account

Pacific COLI Separate Account II

Pacific COLI Separate Account III

Pacific COLI Separate Account IV

Pacific COLI Separate Account V

Pacific COLI Separate Account X

Pacific COLI Separate Account XI

Separate Account I of Pacific Life Insurance Company

Contracts:

Pacific Destinations

Pacific Destinations B

Pacific Odyssey

Pacific Journey

Pacific Journey Select

Pacific Innovations

Pacific Innovations Select

Pacific Value Edge

Pacific Value

Pacific Voyages

Pacific Portfolios for Chase

Pacific Portfolios

Pacific One Select

Pacific One

Pacific Select Variable Annuity

Pacific Select Exec

Pacific Select Exec II

Pacific Select Exec III

Pacific Select Exec IV

Pacific Select Exec V

Pacific Prime

Pacific Harbor

Pacific Select Accumulator

Pacific Select VUL 2

M’s Versatile Product

M’s Versatile Product VI

M’s Versatile Product VII

M’s Versatile Product VIII

M’s Versatile Product IX

M’s Versatile Product-Survivorship

M’s Versatile Product-Survivorship II

MVP VUL 11

MVP VUL 11 LTP

Pacific Select Estate Preserver

Pacific Select Estate Preserver II

Pacific Select Estate Preserver III

Pacific Select Estate Preserver IV

Pacific Select Estate Preserver V

Pacific Select Estate Preserver VI

Pacific Select Choice

Pacific Select Performer 500

Pacific Select Estate Maximizer

Custom COLI

Custom COLI Rider

Custom COLI II

Custom COLI III

Custom COLI IV

Custom COLI V

Custom COLI VI

Custom COLI VII

Custom COLI VIII

Custom COLI IX

Magnastar

Magnastar — Survivorship